SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        INDEPENDENT BANK CORPORATION              IBC CAPITAL FINANCE
         (Exact Name of Registrant            (Exact Name of Registrant
        as Specified in its Charter)          as Specified in its Charter)

              Michigan                                 Delaware
(State of Incorporation or Organization)(State of Incorporation or Organization)

            38-2032782                                 38-6681043
    (IRS Employer Identification Number) (IRS Employer Identification Number)

        230 West Main Street                 c/o Independent Bank Corporation
        Ionia, Michigan 48846                230 West Main Street
(Address of Principal Executive Offices)     Ionia, Michigan 48846
                                        (Address of Principal Executive Offices)

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                       Name of each exchange
         Title of each class                           on which each class
         to be so registered                           is to be registered

                  None.                                Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

                   ____% Cumulative Trust Preferred Securities
                    (and the Guarantee with respect thereto)
                                (Title of Class)


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Item 1.           Description of Registrant's Securities to be Registered

     For a  full  description  of  IBC  Capital  Finance's  %  Cumulative  Trust
Preferred Securities (the "Preferred Securities") and Independent Bank Corporation's guarantee (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of Preferred Securities," "Description of Subordinated Debentures," and "Description of Guarantee" in the Prospectus that forms part of the Company's Registration Statement (Registration No. 333-14507 and Registration No. 333-14507-01) filed with the Securities and Exchange Commission ("SEC") on October 21, 1996, under the Securities Act of 1933, as amended, which registration statement was amended by Amendment No. 1 filed with the SEC on November 8, 1996, and Amendment No. 2 filed with the SEC on December 6, 1996. The information contained in the foregoing Registration Statement, as amended (the "Registration Statement"), and the Prospectus, are incorporated hereby by reference. Definitive copies of the Prospectus describing the Preferred Securities will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Securities Act of 1933, as amended, and shall be incorporated by reference into this registration statement on Form 8-A.

Item 2.    Exhibits

           2.1           Certificate   of   Trust   of  IBC   Capital   Finance.
                         Incorporated   by  reference  to  Exhibit  4.3  to  the
                         Registration Statement.

           2.2(a)        Trust  Agreement  of IBC Capital Finance.  Incorporated
                         by  reference  to  Exhibit  4.4  to  the   Registration
                         Statement.


          2.2(b) Form of Amended and Restated Trust Agreement for IBC Capital Finance. Incorporated by reference to Exhibit
                         4.5 to the Registration Statement.

          2.3 Form of Preferred Security Certificate for IBC Capital Finance. Incorporated by reference to Exhibit 4.6 to the Registration Statement.

          2.4 Form of Preferred Securities Guarantee Agreement for IBC Capital Finance. Incorporated by reference to
                         Exhibit 4.7 to the Registration Statement.

          2.5 Form of Indenture dated as of December __, 1996, between Independent Bank Corporation and State Street Bank and Trust Company, as Trustee. Incorporated by reference to Exhibit 4.1 to the Registration Statement.

          2.7 Form of Subordinated Debenture. Incorporated by reference to Exhibit 4.2 to the Registration Statement (included as an exhibit to Exhibit 4.1 to the Registration Statement).




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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.


Dated: December 6, 1996.


INDEPENDENT BANK CORPORATION                    IBC CAPITAL FINANCE



By  /s/ William R. Kohls                        By  /s/ William R. Kohls
    William R. Kohls                                William R. Kohls
    Chief Financial Officer                         Administrative Trustee




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